Exhibit 99.1

Press Contact: Tom Rodak Director of Corporate Marketing (765) 771-5674	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Second Quarter Results

Q2 2011 Operating Income Improves $10.8 Million From a Year Ago

LAFAYETTE, Ind. – August 2, 2011 – Wabash National Corporation (NYSE: WNC) reported significant year-over-year improvement across both financial and operating metrics.  The Company reported net income of $3.3 million, or $0.05 per diluted share for the second quarter of 2011 on net sales of $287 million compared to a net loss of $5.6 million, or $0.72 per diluted share, on net sales of $150 million for the second quarter of 2010.  For the six months ended June 30, the Company reported net income of $6.5 million, or $0.09 per diluted share, on net sales of $509 million for 2011 compared to a net loss of $144.7 million, or $4.78 per diluted share, on net sales of $228 million for 2010.  Results for the three and six months ending June 30, 2011 include a one-time charge of $0.7 million, or $0.01 per diluted share, related to the early extinguishment of the Company’s prior revolving credit facility that was replaced during the quarter.  Results for the three and six months ended June 30, 2010 included a non-cash benefit of $1.9 million, or $0.05 per diluted share, and a charge of $124.9 million, or $3.51 per diluted share, respectively, related to the change in the fair value of the Company’s warrant which was issued in 2009 to a private investor and fully exercised in the third quarter of 2010.

The Company reported operating income of $5.1 million for the second quarter of 2011, compared to an operating loss of $5.7 million for the second quarter of 2010.  For the six months ended June 30, the Company reported operating income of $9.1 million for 2011 as compared to an operating loss of $16.9 million for 2010.  The improvement in operating results of $10.8 million and $26.1 million for the three and six month periods, respectively, resulted primarily from higher new trailer shipments of 11,400 and 20,300 units, representing increases of 111 percent and 154 percent, respectively, from the prior year periods.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	June 30,		September 30,		December 31,	March 31,	June 30,
(Dollars in thousands)	2010		2010		2010	2011	2011

New Trailer Units Sold	5,400		6,800		10,100	8,900	11,400

Net Sales	$149,699		$170,848		$241,550	$221,984	$287,095

Gross Profit Margin	3.5%		3.8%		7.2%	7.4%	5.7%

(Loss) Income from Operations	$(5,715)		$(4,206)		$5,736	$4,009	$5,117

Net (Loss) Income	$(5,602	)(1)	$(1,938	)(1)	$4,859	$3,197	$3,302

Operating EBITDA (Non-GAAP)	$(493)		$643		$10,752	$8,802	$9,737

Notes:
(1) Quarterly Net (Loss) Income includes a non-cash benefit of approximately $1.9 million and $3.3 million for the second and third quarters of 2010, respectively, related to the decrease in the fair value of the Company’s warrant which was issued to a private investor in 2009 and fully exercised in the third quarter of 2010.

Dick Giromini, President and Chief Executive Officer, stated, “Never before has our industry experienced such a rapid recovery in demand as we have seen over the past 12 to 18 months. Despite some temporary challenges associated with this unprecedented demand, our associates did a commendable job of keeping pace and we are pleased to have delivered noteworthy year-over-year improvement in our operating results for the seventh consecutive quarter. However, increases in commodity and component costs coupled with the inherent challenges associated with the capacity ramp-up to support the increased demand impacted our gross margin for the quarter.  But, the improved leverage in our business was evident as we were able to maintain operating income margin consistent with the first quarter at 1.8 percent. In addition, our efforts to further diversify the business continued to gain traction as sales of our non-trailer related DuraPlate® products reached record levels, exceeding $15 million for the quarter.”

Mr. Giromini continued, “New trailer shipments of 11,400 for the second quarter were just off guidance as customers again found it difficult to quickly adjust their pick-up rates in-line with our significantly increased production levels.  However, this is only a timing event and we are increasing our new trailer shipment expectations for full year 2011 to an estimated 46,000 to 48,000 units. With shipments now reaching pre-recession levels, a continued strong backlog of $736 million, and the outlook for further growth in trailer demand, we remain confident on our strategic positioning of the Company to deliver improved margin performance over the cycle and continued diversification of the business.”

On a non-GAAP basis, the Company’s Operating EBITDA of $9.7 million was better than the second quarter of 2010 by approximately $10.2 million on approximately 6,000 additional new trailer shipments. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net income (loss) is provided in the supplemental schedules included in this release.

Finally, and as previously announced, on June 28, 2011 the Company entered into a new, five-year $150 million revolving credit facility that increases borrowing capacity, reduces borrowing rate and provides additional flexibility to capitalize on the continued momentum within the trailer industry.  The new facility also provides an option to increase the total facility borrowing capacity up to $200 million, subject to a borrowing base and lender agreement.

Second Quarter 2011 Conference Call
Wabash National Corporation will conduct a conference call to review and discuss its second quarter results on August 3, 2011, at 10:00 a.m. EDT.  The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 26, 2011.

Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains the non-GAAP financial measure Operating EBITDA.

Operating EBITDA should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income (loss), and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as non-cash charges associated with the Company’s warrant issued in 2009 and fully exercised in 2010. Management believes Operating EBITDA provides useful information to investors regarding our results of operations.  We provide this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above.  Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of our operating performance.  A reconciliation of Operating EBITDA to net income (loss) is included in the tables following this release.

About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle® and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding increases in trailer demand levels, the sufficiency of the Company’s capital structure, the needs of the Company in the future, expectations regarding margin performance, whether profitability can be sustained, the Company’s diversification strategy and encouraging signs in the macroeconomic landscape. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net sales	$287,095	$149,699	$509,079	$227,974
Cost of sales	270,855	144,398	476,338	223,649
Gross profit	16,240	5,301	32,741	4,325
General and administrative expenses	7,957	8,515	17,470	16,230
Selling expenses	3,166	2,501	6,145	5,042
Income (Loss) from operations	5,117	(5,715)	9,126	(16,947)
Other income (expense):
Decrease (Increase) in fair value of warrant	-	1,913	-	(124,852)
Interest expense	(1,147)	(998)	(2,073)	(2,025)
Loss on debt extinguishment	(668)	-	(668)	-
Other, net	11	(802)	167	(770)

Income (Loss) before income taxes	3,313	(5,602)	6,552	(144,594)
Income tax expense	11	-	53	87
Net income (loss)	3,302	(5,602)	6,499	(144,681)
Preferred stock dividends and early extinguishment	-	23,455	-	25,454
Net income (loss) applicable to common stockholders	$3,302	$(29,057)	$6,499	$(170,135)
Basic and diluted net income (loss) per share	$0.05	$(0.72)	$0.09	$(4.78)
Net comprehensive income (loss)	$3,302	$(5,602)	$6,499	$(144,681)

		Retail &
Three months ended June 30,	Manufacturing	Distribution	Eliminations	Total
2011
Net sales	$264,083	$39,456	$(16,444)	$287,095
Income from operations	$4,334	$586	$197	$5,117
New trailers shipped	11,300	900	(800)	11,400

2010
Net sales	$132,773	$24,862	$(7,936)	$149,699
(Loss) Income from operations	$(5,717)	$97	$(95)	$(5,715)
New trailers shipped	5,400	300	(300)	5,400

Six months ended June 30,
2011
Net sales	$472,050	$68,464	$(31,435)	$509,079
Income from operations	$8,127	$885	$114	$9,126
New trailers shipped	20,300	1,400	(1,400)	20,300

2010
Net sales	$195,522	$45,802	$(13,350)	$227,974
Loss from operations	$(16,332)	$(522)	$(93)	$(16,947)
New trailers shipped	8,000	600	(600)	8,000

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Basic net income (loss) per share:
Net income (loss) applicable to common stockholders	$3,302	$(29,057)	$6,499	$(170,135)
Undistributed earnings allocated to participating securities	(19)	-	(37)	-
Net income (loss) applicable to common stockholders excluding amounts
applicable to participating securities	$3,283	$(29,057)	$6,462	$(170,135)
Weighted average common shares outstanding	68,087	40,623	68,048	35,556
Basic net income (loss) per share	$0.05	$(0.72)	$0.09	$(4.78)

Diluted net income (loss) per share:
Net income (loss) applicable to common stockholders	$3,302	$(29,057)	$6,499	$(170,135)
Undistributed earnings allocated to participating securities	(19)	-	(37)	-
Net income (loss) applicable to common stockholders excluding
amounts applicable to participating securities	$3,283	$(29,057)	$6,462	$(170,135)

Weighted average common shares outstanding	68,087	40,623	68,048	35,556
Dilutive stock options and restricted stock	357	-	429	-
Diluted weighted average common shares outstanding	68,444	40,623	68,477	35,556
Diluted net income (loss) per share	$0.05	$(0.72)	$0.09	$(4.78)

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$13,498	$21,200
Accounts receivable	70,024	37,853
Inventories	195,443	110,850
Prepaid expenses and other	2,298	2,155
Total current assets	$281,263	$172,058

Property, plant and equipment	95,403	98,834

Intangible assets	21,336	22,863

Other assets	8,702	9,079
	$406,704	$302,834

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$3,974	$590
Accounts payable	151,404	71,145
Other accrued liabilities	43,452	38,896
Total current liabilities	$198,830	$110,631

Long-term debt	66,173	55,000

Capital lease obligations	610	3,964

Other noncurrent liabilities and contingencies	4,729	4,214

Stockholders' equity	136,362	129,025
	$406,704	$302,834

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities
Net income (loss)	$6,499	$(144,681)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	7,869	8,723
Loss on debt extinguishment	668	-
Increase in fair value of warrant	-	124,852
Stock-based compensation	1,544	1,756
Changes in operating assets and liabilities
Accounts receivable	(32,171)	(21,180)
Inventories	(84,593)	(36,075)
Prepaid expenses and other	(143)	2,761
Accounts payable and accrued liabilities	84,493	44,795
Other, net	27	1,288
Net cash used in operating activities	$(15,807)	$(17,761)

Cash flows from investing activities
Capital expenditures	(1,451)	(755)
Proceeds from the sale of property, plant and equipment	-	526
Net cash used in investing activities	$(1,451)	$(229)

Cash flows from financing activities
Proceeds from issuance of common stock, net of expenses	-	72,588
Proceeds from exercise of stock options	434	305
Borrowings under revolving credit facilities	530,632	242,977
Payments under revolving credit facilities	(519,459)	(243,823)
Principal payments under capital lease obligations	(265)	(169)
Stock repurchase	(505)	(314)
Payments under redemption of preferred stock	-	(47,791)
Debt and preferred stock issuance costs paid	(1,281)	(120)
Net cash provided by financing activities	$9,556	$23,653

Net (decrease) increase in cash and cash equivalents	$(7,702)	$5,663
Cash and cash equivalents at beginning of period	21,200	1,108
Cash and cash equivalents at end of period	$13,498	$6,771

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income (loss)	$3,302	$(5,602)	$6,499	$(144,681)
Income tax expense	11	-	53	87
(Decrease) Increase in fair value of warrant	-	(1,913)	-	124,852
Interest expense	1,147	998	2,073	2,025
Depreciation and amortization	3,924	4,295	7,869	8,723
Stock-based compensation	696	927	1,544	1,756
Other non-operating expense	657	802	501	770
Operating EBITDA	$9,737	$(493)	$18,539	$(6,468)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011
Net (loss) income	$(139,079)	$(5,602)	$(1,938)	$4,859	$3,197	$3,302
Income tax expense (benefit)	87	-	12	(150)	42	11
Increase (Decrease) in fair value of warrant	126,765	(1,913)	(3,265)	-	-	-
Interest expense	1,027	998	1,023	1,092	926	1,147
Depreciation and amortization	4,428	4,295	4,139	3,993	3,945	3,924
Stock-based compensation	829	927	710	1,023	848	696
Other non-operating (income) expense	(32)	802	(38)	(65)	(156)	657
Operating EBITDA	$(5,975)	$(493)	$643	$10,752	$8,802	$9,737